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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 22, 2001



                             THE WISER OIL COMPANY
             (Exact name of registrant as specified in is charter)



          Delaware                     0-5426                     55-0522128
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


                         8115 Preston Road, Suite 400
                              Dallas, Texas 75225
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (214) 265-0080


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

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                             THE WISER OIL COMPANY
                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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Item 1. Changes in Control of Registrant.

          Not applicable.

Item 2. Acquisition or Disposition of Assets.

          On May 22, 2001, The Wiser Oil Company ("Wiser") acquired 100% of the outstanding common stock of Invasion Energy Inc. ("Invasion") through its wholly-owned subsidiary The Wiser Oil Company of Canada. Invasion is a privately-held exploration and production company based in Calgary, Alberta. The aggregate purchase price was $37.3 million which included $1.6 million of positive working capital. The acquisition was financed with $22.4 million of cash and $14.9 million of borrowings by The Wiser Oil Company of Canada under its credit facility with the Union Bank of California, N.A. and the National Bank of Canada. The effective date of the acquisition is May 1, 2001.

          Invasion has been operating primarily in the Wolverine, Bison and Rossbear fields located approximately 275 miles northwest of Edmonton, Alberta. Invasion is currently producing approximately 15,400 Mcf per day of gas (before royalties) from 70 active wells producing from the Bluesky, Gething and Wabamun formations at depths averaging less than 1,300 feet. Invasion operates and has a 100% working interest in virtually all of the properties. Wiser estimates that Invasion has approximately 28.8 Bcf of net proved gas reserves at April 30, 2001. In addition, Invasion has a 95% working interest in approximately 235,000 acres of undeveloped leases surrounding the producing wells. The gas is processed and compressed through 100 percent owned facilities.

          Wiser estimates this acquisition will increase the Company's proved gas reserves at December 31, 2000 by 28.8 Bcf, or 38%, to approximately 105 Bcf. On a BOE basis, the Invasion acquisition will increase total proved reserves at December 31, 2000 by 13% from approximately 37.1 MMBOE to 41.9 MMBOE. The Company's daily net gas production will also increase by approximately 12 MMcf per day for the remainder of 2001, a 50% increase over current gas production of approximately 24 MMcf per day. Approximately 65% of Invasion's net daily gas production is subject to hedges in the form of costless collars with a floor price of $4.05 and a ceiling price of $5.60. The current hedges run through October of 2001.

          Wiser expects to spend approximately $7.0 million of capital expenditures for the 2001/2002 winter drilling season including drilling 25 to 30 wells.

Item 3. Bankruptcy or Receivership.

          Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

          Not applicable.

Item 5. Other Events.

          Not applicable.

Item 6. Resignations of Registrant's Directors.

          Not applicable.
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Item 7. Financial Statements and Exhibits.

          (a) Financial statements of business acquired.

          The financial statements of Invasion Energy, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

          (b) Pro forma financial information.

          The pro forma financial statements required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

          (c)  Exhibits

               Item           Exhibits
               ----           --------

               2.1* Share Purchase Agreement dated May 4, 2001 between The Wiser Oil Company, The Wiser Oil Company of Canada, ENRON Canada Corp., Skybird Energy Inc. and other shareholders.

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*filed herewith

Item 8. Change in Fiscal Year.

          Not applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

          Not applicable.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE WISER OIL COMPANY


Date: June 6, 2001            By:  /s/ George K. Hickox, Jr.
                                   ------------------------------------
                                   George K. Hickox, Jr.
                                   Chairman and Chief Executive Officer
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                               INDEX TO EXHIBITS

Item
Number                        Exhibit
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2.1                           Share Purchase Agreement dated May 4, 2001 between
                              The Wiser Oil Company, The Wiser Oil Company of
                              Canada, ENRON Canada Corp., Skybird Energy Inc.
                              and other shareholders.